Exhibit 10.6

PHYSICIAN LIAISON AGREEMENT

This PHYSICIAN LIAISON AGREEMENT (this “Agreement”) is made and entered into effective as of August 10, 2023 (the “Effective Date”) by and between Wood Violet Fertility LLC, a Delaware limited liability company (“Manager”), and Elizabeth Pritts, M.D., a Wisconsin licensed physician (“Physician”).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the Effective Date, by and among Manager, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin corporation (“Provider”), Elizabeth Pritts Living Revocable Trust, and Dr. Elizabeth Pritts (the “Asset Purchase Agreement”), Manager will, subject to the terms set forth therein, assist Provider in managing its fertility and treatment center (the “Clinic”).

WHEREAS, Provider and Manager have entered into that certain Management Services Agreement, dated as of the Effective Date (the “Management Services Agreement”), pursuant to which Manager shall provide Provider with certain administrative, billing and collection, business, consulting, financial, marketing, staffing, and other support services necessary for Provider’s operations.

WHEREAS, Manager wishes to have Physician serve, and Physician is willing to serve, as a liaison between Manager and Provider as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties, intending to be legally bound, hereby agree as follows:

Section 1. LIAISON SERVICES

During the term of this Agreement, Physician shall provide such liaison services as Manager may reasonably request from time to time with respect to Manager and Provider (the “Liaison”), including but not limited to: (a) assisting Manager in communicating to Provider and its employee and independent contractor physicians, nurse practitioners, physician assistants, and registered nurses, as applicable information regarding Manager’s mission, vision, core values and quality standards; (b) requesting from Provider such information as Manager may reasonably request regarding the activities and practices of Provider so that Manager may determine whether such activities and practices are consistent with Manager’s mission, vision, core values and quality standards and providing such information to Manager upon receipt; and (c) serving as a liaison between Manager and Provider in connection with all other communications between Manager and Provider.

Section 2. QUALIFICATIONS OF PHYSICIAN

During the term of this Agreement, Physician shall at all times remain licensed in all states in which Provider operates and shall not be subject to federal or state sanctions, excluding public reprimands, but including licensure revocation, surrender or suspension, exclusion, Medicare billing revocation, Medicaid termination, or similar actions. During the term of this Agreement, Physician shall not provide any liaison services that are substantially similar to the liaison services that are provided hereunder to any other medical practice or management company and shall remain an owner of Provider.

Section 3. DUTIES OF MANAGER

3.1 Liaison Fee. As consideration for the services to be performed under this Agreement, Manager shall pay Physician $1,200 annually through a monthly fee of $100, payable in arrears, within five (5) days following the end of each month during the term of this Agreement; provided that payment of such fee by Manager more than five (5) days following the end of each month shall be subject to Manager’s cure rights set forth under Section 4 of this Agreement. The fee payable under this Section 3.1 shall hereinafter be referred to as the “Liaison Fee.”

3.2 Independent Contractor Status. Manager and Physician agree that Physician shall perform the services described in Section 1 solely as an independent contractor, retaining control over and responsibility for his or her own conduct. Physician shall not, solely by virtue of this Agreement or the arrangements hereunder, be considered an employee or agent of Manager or any of its affiliates, and Physician shall not have any authority to contract in the name of or bind Manager or any of its affiliates, except as expressly agreed to in writing by Manager. Physician may be engaged during the term of this Agreement in the practice of medicine and other business activities and such other business activities may be pursued for gain, profit or other pecuniary advantage; provided, however, that Physician may not use the facilities, equipment, supplies, personnel or offices of Manager to conduct any such activities unrelated to Physician’s services hereunder on behalf of Manager or unrelated to Physician’s services under the Management Services Agreement, or otherwise violate the provisions of this Agreement or the Management Services Agreement.

3.3 Expenses. Manager shall pay directly or reimburse Physician for all properly documented, reasonable and necessary business expenses incurred by Physician and approved by Manager in the discharge of Physician’s duties hereunder. Physician shall not be obligated to provide any services hereunder that would require or cause Physician to incur any expenses without confirmation from Manager that it will pay or reimburse Physician for such expenses.

3.4 Administrative Support. In support of Physician’s provision of services hereunder, Manager shall provide such administrative support services as may be reasonably required. The cost of such services shall be borne entirely by Manager.

Section 4. TERM AND TERMINATION

The term of this Agreement shall begin on the Effective Date, and shall remain in effect until terminated in accordance with this Section 4. Manager may terminate this Agreement for any reason upon five (5) days’ prior written notice (the date of such notice, the “Notice Date”) or, sooner, if Physician ceases to provide services to Manager (including but not limited to by reason of Physician’s death or disability, or by mutual agreement), or upon the Physician’s inability to satisfy the qualifications set forth in Section 2. Manager may terminate this Agreement immediately upon Physician’s breach of this Agreement or any other agreement to which Manager (and/or its affiliates) and Physician are parties. In the event this Agreement is so terminated, Physician shall be entitled to receive the Liaison Fee and expenses through such termination, but Physician shall not be required to render any services hereunder after the Notice Date. Physician may terminate this Agreement: (a) upon one hundred twenty (120) days’ prior written notice to Manager without cause; or (b) upon thirty (30) days’ prior written notice for good cause upon Manager’s breach of this Agreement. Notwithstanding the foregoing, Physician may not terminate this Agreement for Manager’s breach if Manager has cured such breach within such thirty (30) day period.

Section 5. GENERAL PROVISIONS

5.1 Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of Manager and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Physician and her or his heirs, executors, administrators and legal representatives; however, Physician shall not assign this Agreement, in whole or in part, without Manager’s prior written consent. This Agreement shall be assignable by Manager, at its sole discretion, following prior written notice to Physician, to any successor to the business of Manager that relates to Provider, without the prior consent of Physician; provided, however, that the assignee or transferee is the successor to all or substantially all of the business or assets of Manager that relates to Provider and such assignee or transferee expressly assumes all the obligations, duties, and liabilities of Manager set forth in this Agreement.

5.2  Unauthorized Disclosure. Physician agrees that, during the term of this Agreement and thereafter, she or he shall: (i) use reasonable efforts to protect Confidential Information (as such term is defined under Section 12.2 of the Management Services Agreement); (ii) use reasonable efforts to protect Provider Work Product (as such term is defined under Section 12.4 of the Management Services Agreement); and (iii) not use Manager’s or Provider’s Confidential Information or Provider Work Product in any manner that would be inconsistent with the requirements set forth under Article 12 of the Management Services Agreement.

5.3 Return of Documents. Upon the termination of this Agreement, Physician shall deliver to Manager: (i) all property of Manager and any of its affiliates then in her or his possession and (ii) all documents and data of any nature and in whatever medium of Manager and any of its affiliates, and Physician shall not take any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

5.4 Records. All records and files and other documents which are generated in connection with the Liaison Services rendered hereunder will belong to and remain the property of Manager and Provider, respectively, in accordance with the terms set forth under the Management Services Agreement. All books, files and records relating to Physician’s Liaison serves provided under this Agreement shall be maintained at Provider, subject to the terms of the Management Services Agreement.

5.5 Confidentiality of Agreement. The parties to this Agreement agree not to disclose its terms to any person, other than their attorneys, accountants, financial advisors or, in Physician’s case, members of her or his immediate family or, in Manager’s case, for any reasonable purpose that is reasonably related to its business operations or, in either party’s case, to Provider and the respective owners thereof; provided, that this Section 5.5 shall not be construed to prohibit any disclosure required by law or in any proceeding to enforce the terms and conditions of this Agreement or by any party in defense of any such proceeding.

5.6 Indemnification; Limitation on Liability. Manager hereby agrees that it shall indemnify and hold harmless Physician to the fullest extent permitted by law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including reasonable attorneys’ fees and expenses), arising out of the engagement of Physician under this Agreement, within the scope of Physician’s engagement, so long as Physician acted in good faith and in a manner that she or he reasonably believed to be in, and not opposed to, the best interests of Manager and Provider, and with respect to any criminal action or proceeding, had no reasonable cause to believe that her or his actions were unlawful. Reasonable costs and expenses incurred by Physician in defense of such litigation (including reasonable attorneys’ fees) shall be paid by Manager in advance of the final disposition of such litigation upon receipt by Manager of: (a) a written request for payment, (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under applicable law made by or on behalf of Physician to repay the amounts so paid if it shall ultimately be determined that Physician is not entitled to be indemnified by Manager under this Agreement. Manager and Physician will consult in good faith with respect to the conduct of any such litigation, and Physician’s counsel shall be selected with the consent of Manager, such consent not to be unreasonably withheld. Notwithstanding anything contained in this Agreement to the contrary, the maximum liability of Physician under this Agreement shall not exceed the Liaison Fees paid to her or him during the term of this Agreement.

5.7 Entire Agreement. This Agreement constitutes the entire agreement between Manager and Physician with respect to the provision of Liaison Services, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by Manager and Physician with respect thereto. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Physician by any other person) are merged herein and superseded hereby.

5.8 Governing Law; Arbitration.

(a) This Agreement shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of Delaware, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply.

(b) Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort, or statute, shall be settled, at the request of any party to this Agreement pursuant to the procedures set forth in the dispute resolution provisions outlined in Section 16.17 of the Management Services Agreement.

(c) Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. Each of Physician and Manager consents to the personal and exclusive jurisdiction of the courts of the State of Delaware in any proceedings hereunder, including, but not limited to, any proceeding for equitable relief. Each of Physician and Manager further agrees not to interpose any objection for improper venue in any such proceeding.

5.9 Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a person authorized by Manager and is agreed to in writing by Physician and, in the case of any such modification, waiver or discharge affecting the rights or obligations of Manager, is approved by a person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

5.10 Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. The parties agree that the covenants contained in Sections 5.2 through 5.5 hereof are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

5.11 Notices. All notices, requests, consents, and other communications provided for by this Agreement shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either: (i) delivered by hand, (ii) sent by recognized overnight courier, or (iii) sent by certified mail, return receipt requested, postage prepaid to such address as each Party shall provide the other Party from time to time, or (iv) delivered via electronic mail, return receipt requested, provided that any notice sent via electronic mail must also be accompanied by another form of notice set forth in the foregoing sub-sections (i)-(iii). Notice shall be deemed given (A) upon delivery, if hand delivered, (B) on the next business day, if sent next day delivery by a recognized overnight courier, (C) if sent by certified mail, five (5) business days following the day such mailing is made; and (D) if sent via electronic mail, followed by notice consistent with the foregoing sub-sections (i)-(iii), upon delivery (regardless of whether the recipient confirms such receipt as requested).

If to Manager, addressed to:

Wood Violet Fertility LLC

5582 Broadcast Court

Sarasota, FL 34240

Attention: Andrea Goren

Email: legal@invobio.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin Richter & Hampton LLP

30 Rockefeller Plaza, 2th Floor

New York, NY 10112-0015

Attention: Amanda Zablocki

Email: azablocki@sheppardmullin.com

If to Physician, addressed to:

Elizabeth Pritts, M.D.

3146 Deming Way
Middleton, WI 53562

Email:

5.11 Survival. The parties hereby agree that the provisions of this Agreement that are intended to survive the termination of this Agreement shall survive such termination in accordance with their terms.

5.12 Condition Precedent. The effectiveness of this Agreement is contingent on the consummation of the transactions contemplated by the Asset Purchase Agreement.

5.13 Further Assurances. Each party hereto agrees with the other party hereto that it will cooperate with such other party and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purpose of this Agreement.

5.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy or portable document format of this Agreement as a fully binding original.

5.15 Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

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IN WITNESS WHEREOF, the parties have executed this Physician Liaison Agreement as of the Effective Date.

MANAGER:

Wood Violet Fertility LLC, a Delaware limited liability company

By:	/s/ Steve Shum
Name:	Steve Shum
Title:	President

PHYSICIAN:

/s/ Elizabeth Pritts, M.D.
Elizabeth Pritts, M.D.

[Signature Page to Physician Liaison Agreement]